Exhibit 10.12
FIRST AMENDMENT OF LEASE
THIS FIRST AMENDMENT OF LEASE is made and entered into as of August 15, 2018, by and between Ash Street Partners LP, a California limited partnership hereinafter called (“Landlord”) and BitGo, Inc., a Delaware corporation hereinafter called (“Tenant”).
RECITALS
WHEREAS Landlord and Tenant entered into a lease dated January 9, 2018 (the “Lease”) for the entire building consisting of approximately 9,514 rentable square feet of space commonly known as 2443 Ash Street, Palo Alto, County of Santa Clara, California (“Premises”);
AND WHEREAS Tenant has requested that Landlord approve the addition of a specialized security vault in the basement of the Premises (“Vault Installation”) that requires extensive work to install and would require extensive work to remove, and Landlord is willing to approve the Vault Installation with the following amendment of the Lease, the parties hereto desire to amend the Lease to make changes to such terms as are detailed below;
AGREEMENT
NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:
1.    PREPAID RENT DECREASE: Landlord and Tenant hereby mutually agree that the last sentence of Section 4 A. of the Lease shall be amended to read:
Notwithstanding the foregoing schedule for the payment of Basic Rent, Landlord and Tenant acknowledge that Tenant has pre-paid Basic Rent due for the last four months of the Lease in the amount of Two Hundred Eight-Five Thousand Forty-four and Seventy-Two Cents ($285,044.72) (“Last Four Month’s Basic Rent Pre-payment”)
2.    SECURITY DEPOSIT INCREASE: Landlord and Tenant hereby mutually agree that the One Hundred Forty-Two Thousand, Five Hundred Twenty-Two and Thirty-Six Cents ($142,522.36) previously paid by Tenant as pre-paid rent shall now be considered Security Deposit bringing the total Security Deposit amount to Two Hundred Seventeen Thousand, Five Hundred Twenty-Two and Thirty-Six Cents ($217,522.36).
Except as herein modified and amended, the Lease shall remain in full force and effect. In the case of conflict between the original Lease and this First Amendment of Lease, the First Amendment of Lease shall control.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment of Lease as of the day and year first above written.

Ash Street Partners LP,	Bitgo, Inc.,
a California limited partnership	a Delaware corporation
By: Frontside Properties LLC
a California limited liability company
Its General Partner

/s/ J. Robert Wheatley	/s/ David F. Larson

By	By

J. Robert Whatley	David F. Larson

Name Printed	Name Printed

Manager	CFO

Title	Title